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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
                 (Date of earliest event reported): May 8, 2001


                     BINGHAM FINANCIAL SERVICES CORPORATION

             (Exact name of registrant as specified in its charter)

         Michigan                   0-23381                   38-3313951

      (State or other            (Commission              (I.R.S.  Employer
      jurisdiction of            File Number)             Identification No.)
      incorporation)



                   260 East Brown Street, Birmingham, MI 48009
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (248) 644-8838



         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

         Pursuant to an Agreement dated May 8, 2001 (the "Purchase Agreement") among Bingham Financial Services Corporation ("Bingham"), Bloomfield Acceptance Company, LLC, Bloomfield Servicing Company, LLC., Hartger & Willard Mortgage Associates, Inc., Wells Fargo Bank, National Association and Wells Fargo & Company ("Wells Fargo"), Bingham and Wells Fargo have announced that Bingham will sell the assets of its subsidiaries Bloomfield Acceptance Company, LLC and Bloomfield Servicing Company, LLC. The description of the proposed sale as described in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference herein.

         On May 22, 2001, Bingham issued a press release announcing the execution of the Purchase Agreement, a copy of which filed as Exhibit 99.1 to this report and incorporated by reference herein.



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Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

         2.1 Agreement dated May 8, 2001 among Bingham Financial Services Corporation, Bloomfield Acceptance Company, L.C., Bloomfield Servicing Company, L.C., Heartier & Willard Mortgage Associates, Inc., Wells Fargo Bank, National Association, and Wells Fargo & Company. Omitted from this exhibit, as filed, are the remaining schedules referenced in the Agreement. Bingham will furnish supplementally a copy of any of those schedules to the Commission upon request.

         99.1     Press release dated May 22, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  BINGHAM FINANCIAL SERVICES CORPORATION



                                             /s/ Ronald A. Klein
                                  ----------------------------------------------
                                  Ronald A. Klein,
                                  President and Chief Executive Officer




Dated:  May 25, 2001



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                               INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION                                       METHOD OF FILING

2.1           Agreement dated May 8, 2001 among Bingham          Filed herewith
              Financial Services Corporation, Bloomfield
              Acceptance Company, L.L.C., Bloomfield
              Servicing Company, L.L.C., Hartger & Willard
              Mortgage Associates, Inc., Wells Fargo Bank,
              National Association, and Wells Fargo & Company

99.1          Press release dated May 22, 2001                   Filed herewith




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